UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2012

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices) (Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 6, 2012, the Board of Directors of The Greenbrier Companies, Inc. (the “Company”) adopted amendments to its Code of Business Conduct and Ethics (“Code of Ethics”). The Code of Ethics was amended to clarify ethics obligations related to disclosure in reports and documents that the Company files with the Securities and Exchange Commission and in other public communications. The amendments to the Code of Ethics also address loans by the Company to, or guarantees by the Company of the obligations of, employees and their family members and expressly prohibit such loans to or guarantees on behalf of the Company’s directors and executive officers. The amendments also address possible legal restrictions on the use of anonymous reporting hotlines in some countries where the Company operates. The Board of Directors also approved technical amendments to the Code of Ethics.

A copy of the amended Code of Ethics is attached hereto as Exhibit 14.1 and will be posted in the Investor Relations section of the Company’s website, www.gbrx.com, under Corporate Governance as soon as practicable.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of the Company held on January 6, 2012, four proposals were voted upon by the Company’s shareholders. A brief discussion of each proposal voted upon at the Annual Meeting and the number of votes cast for, against, withheld, abstentions and broker non-votes to each proposal are set forth below.

A vote was taken at the Annual Meeting for the election of three directors of the Company to hold office until the Annual Meeting of Shareholders to be held in 2015, or until their successors are elected and qualified. The aggregate numbers of shares of Common Stock voted in person or by proxy for each nominee were as follows:

Nominee	Votes for Election	Votes Withheld	Votes Abstained	Broker Non-Votes
William A. Furman	21,450,480	1,017,588	—	2,384,815
C. Bruce Ward	18,506,288	3,961,780	—	2,384,815
Charles J. Swindells	21,414,962	1,053,105	—	2,384,815

A vote was taken at the Annual Meeting to approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
11,716,899	10,383,427	367,741	2,384,815

A vote was taken at the Annual Meeting to determine, on a non-binding advisory basis, whether the advisory vote on the compensation of the Company’s named executive officers should be held every one, two or three years. The aggregate number of shares of Common Stock in person or by proxy which voted for one year, two years, three years, abstained and broker non-votes from the vote were as follows:

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
21,436,590	235,750	475,158	320,570	2,384,815

Based on the results of the vote, and consistent with the Board’s recommendation, the Board has determined to hold a nonbinding advisory vote on the compensation of the Company’s named executive officers every year until the next required non-binding advisory vote on the frequency of such votes, which will occur no later than the Company’s Annual Meeting in 2018.

A vote was taken at the Annual Meeting on the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended August 31, 2012. The aggregate number of shares of Common Stock in person or by proxy which voted for, voted against, abstained and broker non-votes from the vote were as follows:

Votes for Approval	Votes against Approval	Votes Abstained	Broker Non-Votes
24,771,243	42,052	39,588	—

Item 8.01 Other Events.

On January 6, 2012, the Board of Directors adopted and approved, based on the recommendation of each of the Compensation and Nominating and Corporate Governance Committees, amendments to the Compensation Committee Charter and the Nominating and Corporate Governance Committee Charter.

The amended Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are attached hereto as Exhibits 99.1 and 99.2 respectively, and will each be posted in the Investor Relations section of the Company’s website, www.gbrx.com, under Corporate Governance as soon as practicable.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

14.1	Code of Business Conduct and Ethics

99.1	Compensation Committee Charter

99.2	Nominating and Corporate Governance Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: January 11, 2012	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

4